Glu Mobile Announces CEO Transition Plan
Reaffirms Second Quarter and Fiscal Year 2009 Guidance

SAN MATEO, Calif., — July 8, 2009 — Glu Mobile Inc. (NASDAQ: GLUU), a leading global publisher of mobile games, today announced that company President and CEO, Greg Ballard, has indicated his intention to transition his role with the company to new leadership. The Glu Mobile board of directors has retained Martha Josephson of Egon Zehnder, an executive recruiting firm, to help identify new candidates to lead the company. The company anticipates that, in order to help ensure a smooth transition, Mr. Ballard will remain in his role until his successor is in place.

“After six years, I have decided the timing is right to look for a new challenge. I’m incredibly proud of how much we accomplished during my tenure, having built what I believe to be a world-class global enterprise,” said Greg Ballard, President and CEO.  “The Glu board and I also share the view that this is a good time to bring in new leadership for the company, as we focus on returning to generating positive cash and begin even greater investment in next-generation mobile platforms. I especially want to thank the tireless and dedicated efforts of the worldwide Glu team, who I continue to believe are the best in the business.”

“Glu has made significant progress in the last several quarters on its business and financial goals despite the challenging economic environment, and I am confident that the foundation set by Greg and the Glu team will serve us well as we endeavor to grow market share in the traditional carrier business and gain additional traction with new platforms such as the iPhone,” said Dan Skaff, Co-Chairman of Glu Mobile. “During his six-year tenure, Greg was instrumental in our growth from an early-stage company to a leading global publisher of mobile games, including having guided the company through our successful initial public offering. We thank Greg for his dedication to the success of Glu Mobile and his commitment to helping ensure a smooth leadership transition. Greg has helped build a strong and deep organization, and we are confident we will find a talented successor in the near future.”

In addition, based on preliminary financial data for the second quarter of 2009, Glu Mobile announced that it expects its final financial results for the second quarter to be consistent with the guidance that the company provided on May 6, 2009. Further, the company currently expects its financial results for the full fiscal year to be consistent with this previously announced guidance.

“We believe that our preliminary results for the second quarter highlight our commitment to effectively compete in the traditional carrier business, while continuing to invest in our new platform initiatives and focus on solid execution and cost controls,” said Eric R. Ludwig, Chief Financial Officer. “The company remains committed to being cash flow positive from operations during FY09.”

Results are preliminary in nature, and subject to change based on the completion of the company’s quarter-end close and review process.

The company today also announced that its board of directors has elected Dan Skaff and Bill Miller as co-chairmen of the board of directors.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our expectation that our final results for the quarter ended June 30, 2009 will meet our previously announced financial guidance and that we will achieve our financial guidance for the year ended December 31, 2009; our expectation that Greg Ballard will remain as our CEO until we locate his successor; our ability to identify and retain a suitable successor and effect a smooth transition; our belief that we can achieve positive cash flow from operations during 2009; our intent to begin even greater investment in next-generation mobile platforms; and our belief that we can grow market share in the traditional carrier business and gain additional traction with new platforms such as the iPhone. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that our final results for the quarter ended June 30, 2009 may differ materially from our current expectations, including as a result of late arriving information, customary review of our preliminary results and post-period events required to be included in the period under applicable accounting standards; the risk that Greg Ballard may elect to leave our company before we retain a suitable successor or that we are otherwise unable to effect a smooth transition of the CEO position; the risk that we may fail to execute our strategy for next-generation handsets and that, even if we do execute, we may not derive the revenues that we expect; the risk that the mobile gaming market is not growing at the rate that we anticipate or that we will be unable to capitalize on any such growth; the risk that our expense control initiatives taken last year are insufficient to enable us to achieve positive cash flow from operations during 2009; the risk that we may have insufficient working capital to effectively execute our business strategy, including exploiting next-generation platforms while continuing to address our traditional carrier-based business; the risk that we may fall out of compliance with the financial and other covenants in our credit facility; the risk that growth of next-generation handsets and advanced networks does not grow as significantly as we anticipate; the risk that our development expenses for games for next-generation handsets are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated; the risk that changes in wireless carrier plans with their customers may adversely impact sales of our games; the risk that sales of our original intellectual property titles will not continue to favorably impact product mix; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that mobile games market is smaller than anticipated; and other risks detailed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission on May 11, 2009. You can locate these reports through our website at http://www.glu.com/corp/Pages.investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Glyder, Bonsai Blast, Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah’s, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Poland, Russia, China, Brazil, Chile, Canada and Mexico. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com.

GLU MOBILE, GLU, BONSAI BLAST, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS and the ‘g’ character logo are trademarks of Glu Mobile Inc.

Source: Glu Mobile Inc.

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